SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

April 12, 2013

Newmont Mining Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31240

(Commission File Number)

84-1611629

(I.R.S. Employer Identification Number)

6363 South Fiddlers Green Circle

Greenwood Village, Colorado 80111

(Address and zip code of principal executive offices)

(303) 863-7414

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on February 20, 2013, the Board of Directors (the “Board”) of Newmont Mining Corporation (the “Company” or “Newmont”) made the decision to conduct a search for a Chief Financial Officer to succeed Mr. Russell Ball (who has continued to serve as Chief Financial Officer). Mr. Ball and the Company have since determined that May 2, 2013, will be Mr. Ball’s last day with the Company and that his service as Chief Financial Officer will cease on that date.

Thomas P. Mahoney, age 58, has been appointed to serve as the Company’s interim Chief Financial Officer, effective May 2, 2013, for an undetermined period of time as the Company continues to conduct the employment search. Mr. Mahoney currently serves as Vice President and Treasurer of the Company, having been elected into that role in 2002. He previously served as Treasurer of the Company from 2001 to 2002 and as Assistant Treasurer from 1997 to 2001. Mr. Mahoney joined Newmont as Assistant Treasurer, International in 1994. Prior to joining the Company, Mr. Mahoney was an executive in the banking industry as Vice President, Energy and Minerals, for Continental Bank in Chicago. Prior to his banking industry experience, Mr. Mahoney worked in various roles in the mining industry, including at Phelps Dodge Corporation as a drill and blasting foreman, assistant mine shift foreman and ore control engineer, and at Atlanta Richfield Corporation as a coal quality and mining engineer. Mr. Mahoney holds a B.S. in Mining Engineering from the University of Arizona and a M.B.A. in Finance from the University of Notre Dame.

In connection with his appointment to the role of interim Chief Financial Officer and in recognition of the related increase in duties and responsibilities, Mr. Mahoney will receive (i) a salary increase of $20,000 for each month that he serves in the role and (ii) a total target cash bonus increase from 60% to 90% of eligible earnings for each month in the interim role, which amounts are based on the monthly difference for compensation between the Company’s Treasurer and Chief Financial Officer roles.

For purposes of Item 401(b) of Regulation S-K, there are no reportable arrangements or understandings between Mr. Mahoney and any other persons pursuant to which he was selected for the role of interim Chief Financial Officer. There are no relationships between Mr. Mahoney and any of the Company’s directors, executive officers or other key personnel or related party transactions entered into with Mr. Mahoney that are reportable under Item 401(d) or Item 404(a), respectively, of Regulation S-K.

The information regarding Mr. Ball’s departure and severance benefits reported on the Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 22, 2013, is hereby incorporated by reference into this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWMONT MINING CORPORATION

By:	/s/ Stephen P. Gottesfeld
Name:	Stephen P. Gottesfeld
Title:	Executive Vice President, General Counsel and Corporate Secretary

Dated: April 12, 2013